UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022
NEOPHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
NeoPhotonics Corporation
3081 Zanker Road
San Jose, California 95134
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 232-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0025 par value	NPTN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting was held on June 2, 2022. Proxies for the meeting were solicited by NeoPhotonics Corporation's (the "Company") Board of Directors (the "Board") pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting, 53,468,777 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Kimberly Y. Chainey, Rajiv Ramaswami PhD, and Ihab Tarazi were elected as Class III directors to hold office until the 2025 Annual Meeting of the Company's stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Kimberly Y. Chainey	34,722,302	1,275,039	7,546,757
Rajiv Ramaswami PhD	35,835,698	161,643	7,546,757
Ihab Tarazi	35,901,487	95,854	7,546,757

Proposal 2:

The selection by the Audit Committee of the Board of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
43,386,445	135,399	22,254	0

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2022	NEOPHOTONICS CORPORATION

	By:	/S/ ELIZABETH EBY
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)